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Investor Relations and Media Inquiries

Andy Murphy

SparkSource, Inc.

1-781-274-6061

amurphy@sparksource.com

DATASTREAM SYSTEMS, INC. RECEIVES NONCOMPLIANCE

NOTIFICATION FROM NASDAQ

Delay Due to Continuing Work on Previously Announced Investigation and Accounting Review

GREENVILLE, S.C. – NOVEMBER 17, 2004 – Datastream Systems, Inc. (Nasdaq: DSTM) announced today that it received a notification of noncompliance from the Listing Qualifications Department at The Nasdaq Stock Market, Inc. (“Nasdaq”). The Company expected to receive the notification because of the delay in filing its Form 10-Q for the quarter ended September 30, 2004 with the Securities and Exchange Commission (the “Commission”), which was due to continuing work on the previously announced investigation and accounting review. The notification states that the Company is in material noncompliance with Rule 4310(c)(14) of the National Association of Securities Dealers, Inc. (the “NASD”) for continued listing on Nasdaq. NASD Rule 4310(c)(14) requires that a listed company file with Nasdaq all reports and other documents filed or required to be filed with the Commission. The notification begins a process that includes an avenue for appeals, which the Company will follow.

Unless the Company requests a hearing on the matter before a Nasdaq Listing Qualifications Panel (the “Panel”), the notification states that the Company’s securities will be delisted from Nasdaq at the opening of business on November 26, 2004. The Company is in the process of requesting the hearing. Under the NASD Marketplace Rules, the hearing request will stay the delisting process pending the Panel’s decision. During this process, the Company’s shares will continue to trade on Nasdaq, but its trading symbol will change from DSTM to DSTME as of the opening of trading on November 18, 2004. The Company’s delay in filing its Form 10-Q is the only listing deficiency cited in the notification. Once the Company files its Form 10-Q for the quarter ended September 30, 2004 with the Commission, the Company expects to be compliant with Nasdaq listing standards.

The Company also announced that it is continuing its review, implementation and testing efforts under Section 404 of the Sarbanes-Oxley Act of 2002, including enhanced staff and consulting resources. However, the focused application of critical resources to the Company’s on-going accounting review and the preparation of filings and ancillary documents are having a significant impact on its Section 404 compliance efforts.

About Datastream Systems, Inc.

Datastream Systems, Inc. (NASDAQ: DSTM) provides Asset Performance Management software and services to enterprises worldwide, including more than 65 percent of the Fortune 500. Datastream’s solutions combine world-class asset management functionality with advanced analytics to deliver a powerful platform for optimizing enterprise asset performance.

By using Datastream’s solutions, customers can maintain and manage capital assets – such as manufacturing equipment, vehicle fleets and buildings – and create analyses and forecasts so they can take action to improve future performance. Datastream’s flagship product, Datastream 7i™, delivers a complete Asset Performance Management infrastructure by combining an

DATASTREAM RECEIVES NONCOMPLIANCE NOTIFICATION FROM NASDAQ

Internet, web services architecture with broad enterprise asset management functionality, integrated procurement, advanced analytics and multi-site capability.

Datastream was founded in 1986 and has customers in more than 140 countries. For more information, visit www.datastream.net.

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This press release contains forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include, but are not limited to: the results of the investigation of the Company’s Chinese operations and the results of the review by the Company of its transactions with resellers could vary from the financial results previously disclosed by the Company; if the Company cannot successfully appeal the notice of delisting before the Nasdaq Listing Qualifications Panel, the Company’s common stock will be delisted from the Nasdaq Stock Market, which could adversely affect the liquidity of the trading market for our common stock, and, therefore, could adversely affect the trading price of our common stock; depending on the outcome of the current investigation, the scope of the investigation may be expanded; the Company’s efforts in connection with the investigation into its Chinese operations have caused the Company to fall behind schedule with respect to its review of its internal controls, and as a result, the Company cannot be certain that it will be able to comply with the requirement of Section 404 of the Sarbanes-Oxley Act of 2002 by the December 31, 2004 deadline; increasing competition in the markets in which the Company competes; the stability of the Company’s strategic relationships with third party suppliers and technologies; the ability of the Company to: sell larger and more complex software solutions, successfully transition to the development of further Internet-based products, successfully manage its international operations, enhance its current products and develop new products and services that address technological and market developments; and other risk factors listed from time to time in Datastream’s SEC reports, including, but not limited to the “Risk Factors” contained in Datastream’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Datastream does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

Datastream and Datastream 7i are marks of Datastream Systems, Inc. (“Datastream” or the “Company”). All other products or Company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

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